Exhibit 3.1

Number: C0987761 CERTIFICATE OF CHANGE OF NAME BUSINESS CORPORATIONS ACT I Hereby Certify that VIREO HEALTH INTERNATIONAL, INC. changed its name to GOODNESS GROWTH HOLDINGS, INC. on June 9, 2021 at 12:01 AM Pacific Time. Issued under my hand at Victoria, British Columbia On June 9, 2021 CAROL PREST Registrar of Companies Province of British Columbia Canada ELECTRONIC CERTIFICATE